UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2014

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 5, 2014,  Wireless Ronin Technologies, Inc. entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast Acquisition Co., a wholly owned subsidiary of RNIN (“Merger Sub”), and Broadcast International, Inc.    Broadcast International is a provider of managed video solutions, including digital signage, OTT (Over the Top) networks, IPTV, and live/on-demand content distribution for the enterprise.

The Merger Agreement contemplates a reverse triangular merger with Broadcast International surviving the merger with Merger Sub and thereby becoming a wholly owned operating subsidiary of Wireless Ronin (the “Merger”).   As a result of the Merger, the holders of Broadcast International common stock and securities convertible or exercisable into shares of BCST common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”),  will be entitled to receive a number of shares of Wireless Ronin common stock (together with securities issuable for shares of Wireless Ronin common stock) equivalent to approximately 36.5% of Wireless Ronin common stock outstanding immediately after the Merger, calculated on a modified fully diluted basis.

The completion of the Merger is contingent upon customary closing conditions in addition to (i) the approval of Merger by the shareholders of Broadcast International,  (ii) subject to certain materiality-based exceptions, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of Wireless Ronin and Broadcast International set forth in the Merger Agreement, and (iii) the declaration of the effectiveness by the Securities and Exchange Commission of a  Registration Statement on Form S-4 to be filed by Wireless Ronin in connection with the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating each of Wireless Ronin and Broadcast International to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other’s information.

The Merger Agreement contains certain termination rights in favor of each of Broadcast International and Wireless Ronin.  In addition, the Merger Agreement provides that, in connection with certain terminations of the Merger Agreement, depending upon the circumstances surrounding the termination, one party may be required to pay the other party a termination fee of $100,000.

The Merger Agreement is attached to this report as Exhibit 2.1.  The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

A press release announcing the Merger Agreement is also attached to this report as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

Date: March 7, 2014	By: /s/ Scott W. Koller
Scott W. Koller, Chief Executive Officer

Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization dated March 5, 2014
99.1	Press Release dated March 6, 2014